UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934.

Date of Report (Date of earliest event reported) June 4, 2004

SBA COMMUNICATIONS CORPORATION

(Exact Name of Registrant as Specified in Charter)

Florida	000-30110	65-0716501
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5900 Broken Sound Parkway NW Boca Raton, Florida	33487
(Address of Principal Executive Offices)	(Zip code)

Registrant’s telephone number, including area code (561) 995-7670

(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events and Required FD Disclosure

On June 4, 2004, John F. Fiedor resigned as our Chief Accounting Officer to accept a position as Chief Financial Officer of a newly formed real estate investment trust. On June 8, 2004, we appointed Mr. Brendan T. Cavanagh our Chief Accounting Officer. Mr. Cavanagh has been with us since 1998, most recently as Vice President – Site Administration. Prior to joining us, Mr. Cavanagh was a senior accountant with Arthur Andersen LLP where he was employed for 3 1/2 years. Mr. Cavanagh is a certified public accountant.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

June 10, 2004	SBA COMMUNICATIONS CORPORATION

/s/ Anthony J. Macaione
Anthony J. Macaione
Chief Financial Officer

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